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                                                                    EXHIBIT 21.1



                                  PALEX, INC.
                             List of Subsidiaries


Name                                         State of Incorporation
----                                         ----------------------
PalEx Container Systems, Inc.                Delaware
Fraser Industries, Inc.                      Texas
Interstate Pallet Co., Inc.                  Virginia
Ridge Pallets, Inc.                          Florida
Sonoma Pacific Company, Inc.                 California
Sheffield Lumber & Pallet Company, Inc.      North Carolina
New London Pallet, Inc.                      Wisconsin
NLD, Inc.                                    Delaware
NLP Transport, Inc.                          Delaware
Bay Area Pallet Company                      Delaware
Summers Pallet Company, Inc.                 Delaware
American Pallet Recyclers, Inc.              Delaware
Acme Barrel Company, Inc.                    Delaware
Container Services Company SW, Inc.          Delaware
Container Services Company NW, Inc.          Delaware
Environmental Recyclers of Colorado, Inc.    Colorado
Drum Service Co. of Florida, Inc.            Florida
Southern Pallet Acquisition, Inc.            Delaware
Capital Pallet, Incorporated                 Texas
Pallett Outlet Company, Inc.                 Delaware



                             Exhibit 21.1 - Page 1